Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated April 30, 1997 in this post-effective amendment to the Registration Statement (Form N-1 A) and related Prospectus of Buffalo Balanced Fund, Buffalo Equity Fund, Buffalo High Yield Fund and Buffalo USA Global Fund filed with the Securities and Exchange Commission under the Securities Act of 1933.

                                      Ernst & Young LLP
                                      Ernst & Young LLP


Kansas City, Missouri
July 15, 1997